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             SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

     THIS SENIOR EXECUTIVE EMPLOYMENT AGREEMENT dated November 20, 1998 is by and between TYSON FOODS, INC., a corporation organized under the laws of Delaware (the "Company"), and Donald E. Wray ("Employee").

                          WITNESSETH:

     WHEREAS, following Employee's retirement from full time employment, the Company wishes to retain Employee's services and access to Employee's experience and knowledge; and

     WHEREAS, the Employee wishes to furnish advisory services to the Company upon the terms, provisions and conditions herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter contained, the parties hereby agree as follows:

1.   The term of this Agreement (the "Term") shall begin on first day of the
     month  after  the   Employee retires from active  employment  with  the
     Company and end ten (10) years thereafter.

2. During the Term, Employee will, upon reasonable request, provide advisory services to the Company as follows:

     (a) Services hereunder shall be provided as an employee of the Company;

     (b) Employee may be required to devote up to twenty (20) hours per month to the Company;

     (c) Employee may perform advisory services hereunder at any location but may be required to be at the offices of the Company upon reasonable notice; and

     (d) Employee shall not be obligated to render services under this Agreement during any period when he is disabled due to illness or injury.

3. Beginning on the initial date of the Term, the Company shall (i) pay Employee each year for five (5) years the sum of $200,000 per year, and for the next five (5) years the sum of $100,000 per year, such sums to be payable as the parties may from time to time agree; (ii) provide Employee and his spouse with health insurance during the Term as generally available to Employee at the time of retirement, and (iii) permit Employee to continue all options to purchase Company stock existing on the date of this Agreement. In the event of the Employee's death, the benefits described above shall continue to be paid to the Employee's spouse for the duration of the Term. In the event of death by both Employee and his spouse, all benefits under this Agreement shall cease.

4. In the event of Employee's death the Company will, upon written notice given within sixty (60) days of death by Employee's designated beneficiary, if any, or otherwise by the administrator of Employee's estate, terminate all Employee owned options to purchase Company common stock, whether or not then currently vested, in exchange for payment

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     equal  to  the  aggregate spread  between the option  strike price  and the market value of such stock at the close of business on the next business day succeeding Employee's death.

5. While this Agreement is in effect and thereafter, the Employee shall not divulge to anyone, except in the regular course of the Company's business, any confidential or proprietary information regarding the Company's records, plans or any other aspects of the Company's business which it considers confidential or proprietary.

6. This Agreement shall terminate in the event Employee accepts employment from anyone deemed by the Company to be a competitor.

7. The right of the Employee or any other beneficiary under this Agreement to receive payments may not be assigned, pledged or encumbered, except by will or by the laws of descent and distribution, without the permission of the Company which it may withhold in its sole and absolute discretion.

8. This Agreement represents the complete agreement between Company and Employee concerning the subject matter hereof and supersedes all prior employment or benefit agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless in writing and signed by both Employee and Company.

9. It is the intention of the parties hereto that all questions with respect to the construction and performance of this Agreement shall be determined in accordance with the laws of the State of Arkansas.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                   TYSON FOODS, INC.


                                   By:____________________________
                                   Title: Chairman


                                   /s/ Donald E. Wray
                                   ________________________________
                                   Donald E. Wray















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